Certification
COMM 2004-LNB3 Mortgage Trust (the "Trust")

I, Helaine M. Kaplan, President of Deutsche Mortgage & Asset Receiving Corporation, certify that:
1.
I have reviewed the annual report on Form 10-K, and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by this annual report, of the Trust;
2.
Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;
3.
Based on my knowledge, the distribution or servicing information required to be provided to the trustee by the servicer under the pooling and servicing, or similar, agreement, for inclusion in these reports is included in these reports;
4.
Based on my knowledge and upon the annual compliance statement included in the report and required to be delivered to the trustee in accordance with the terms of the pooling and servicing, or similar, agreement, and except as disclosed in the reports, the servicer has fulfilled its obligations under the servicing agreement; and
5.
The reports disclose all significant deficiencies relating to the servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the pooling and servicing, or similar, agreement, that is included in these reports;
In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Midland Loan Services, Inc., as servicer, Lennar Partners, Inc., as special servicer,
Wachovia Bank, National Association, as master servicer of the Garden State Plaza Whole Loan, GMAC
Commercial Mortgage Corporation, as master servicer of the Tysons Corner Whole Loan and as master servicer of the AFR/Bank of America Portfolio Whole Loan, and LaSalle Bank National Association, as
Bond Administrator.

Date: March 30, 2005

By: /s/ Helaine M. Kaplan
By: Helaine M. Kaplan
Title: President, Deutsche Mortgage & Asset Receiving Corporation